UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2018

ACRO BIOMEDICAL CO., LTD.
(Exact name of registrant as specified in Charter)

Nevada	333-207765	47-1950356
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2175 Visionary Way, Suite 1160; Fishers, Indiana 46038

 (Address of Principal Executive Offices)

(317) 286-6788

 (Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

Paritz & Company, P.A. (“Paritz”), the Company’s independent registered public accounting firm advised the Company that, effective October 17, 2018, Paritz was acquired by the auditing firm, Prager Metis CPA’s LLC (“Prager”), and that the employees and partners of Paritz were joining Prager. As a result, effective October 17, Paritz resigned as the Company’s independent registered public accounting firm. On October 18, 2018, the Company’s sole director engaged Prager to serve as the Company’s independent registered public accounting firm.

Paritz was engaged by the Company on July 6, 2018, and has not issued any reports on the financial statements of the Company.

During the Company’s fiscal years ended September 30, 2017 and the subsequent interim period from October 1, 2017 to the date of this report, and in connection with the audit of the Company’s financial statements, there were no disagreements between the Company and Paritz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paritz, would have caused Paritz to make reference to the subject matter of such disagreements in connection with its audit reports on the Company’s financial statements.

During the Company’s fiscal year ended September 30, 2017, and the subsequent interim period from October 1, 2017 to the date of this report, (i) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and (ii) the Company did not consult with Prager regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has provided Paritz with a copy of the disclosures in this report and has requested that Paritz furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Paritz agrees with the statements in this Item 4.01. A copy of this letter is filed as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

16.1	Letter to Securities and Exchange Commission from Paritz & Company, P.A., dated October 18, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2018	ACRO BIOMEDICAL CO., LTD.

	By:	/s/ Pao-Chi Chu
Pao-Chi Chu
Chief Executive Officer

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